Exhibit 5.2

May 6, 2021

Aphria Inc.
98 Talbot Street West,
Leamington, Ontario
N8H 1M8
Canada

Dear Sirs/Mesdames:

We have acted as Canadian counsel for Aphria Inc., a corporation existing under the laws of the province of Ontario (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) dated as of the date hereof, filed by the Company and Tilray, Inc. (“Tilray”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the public resale from time to time by the selling securityholders listed in the Registration Statement as may be supplemented of certain securities issued by the Company. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

A.	Scope of Opinion

For the purposes of this opinion letter, we have examined originally executed or photocopies or facsimile copies of such certificates of public authorities, corporate records and other documents and materials and have made such investigations and considered such questions of law as we have determined are relevant and necessary or appropriate as a basis for providing this opinion letter.

In particular, we have reviewed originals, or copies identified to our satisfaction, of the following documents:

(a)	the Registration Statement;

(b)
an executed copy of the indenture dated April 23, 2019 between the Company and GLAS Trust Company LLC (including the annexes and exhibits thereto) (the “Indenture”) in respect of 5.25% convertible senior notes of the Company due 2024 (the “Notes”);

(c)	an executed copy of the first supplement to the Indenture dated April 30, 2021 among the Company, Tilray and GLAS Trust Company LLC (together with the Indenture, the “Transaction Documents”);

(d)	an officer’s certificate of the Company dated the date hereof relating to certain factual matters (the “Opinion Certificate”);

(e)
a certificate of status dated May 3, 2021 in respect of the Company issued by the Ministry of Government Services for the Province of Ontario (the “Certificate of Status”), upon which we have relied exclusively for purposes of the opinion expressed in paragraph 1 below;

(f)	opinion of Fasken Martineau DuMoulin LLP dated April 23, 2019; and

(g)
such other certificates, opinions, documents and matters as we have deemed necessary and appropriate to render this opinion, subject to the limitations, assumptions and qualifications set forth herein.

The opinions expressed below are limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein (“Ontario Law”).  We express no opinion with respect to the laws of any other jurisdiction. In this opinion letter, “Ontario Court” means a court of competent jurisdiction in the Province of Ontario.

B.	Searches

Other than as expressly set forth herein, we have not undertaken any special or independent investigation to determine the existence or absence of any particular facts or circumstances.

C.	Assumptions

For the purposes of the opinions expressed in this letter we have relied, without investigation, on the following assumptions:

(a)	the genuineness of all signatures (whether on originals or copies of documents);

(b)
the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as notarial, certified, conformed, photostatic, portable document format (.pdf) or telecopied copies thereof and the authenticity and completeness of the originals of such documents;

(c)
none of the documents, originals or copies of which we have examined, has been amended (except as otherwise stated therein), and there are no agreements or understandings between the parties, written or oral, and there is no usage of trade or course of prior dealings between the parties, that would, in either case, define, supplement or qualify the terms of these documents;

(d)
the accuracy and currency of the indices and filing systems maintained at all public offices where we made or conducted registrations, searches or inquiries or have caused registrations, searches or inquiries to be made or conducted, and the accuracy and completeness of all public records and certificates issued pursuant thereto, and all facts set forth in official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials are and remain at all relevant times accurate and complete;

(e)	all facts set forth and statements made in the Opinion Certificate are complete, true and accurate as of, and at all relevant times prior to, the date of this opinion letter;

(f)	the Certificate of Status remains true and correct as of the date hereof;

(g)	all relevant individuals had full legal capacity at all relevant times;

(h)
each party to the Transaction Documents (other than the Company) is a validly existing person under the laws governing its existence, has all requisite capacity, power and authority to execute, deliver and perform the Transaction Documents to which it is a party, has taken all necessary action to authorize the execution, delivery and performance by it of the Transaction Documents to which it is a party and has duly executed and delivered such Transaction Documents; and

(i)	each of the Transaction Documents constitutes a legal, valid and binding obligation of each party thereto other than the Company;

D.	Opinions

Based on and subject to the foregoing and the assumptions and qualifications set out below, we are of the opinion that:

1.	The Company is a corporation incorporated, amalgamated or continued under the laws of the Province of Ontario and has not been dissolved.

2.	The Company has all necessary corporate power and authority to execute, deliver and perform its obligations under the Transaction Documents.

3.	The execution, delivery and performance of the Company’s obligations under, the Transaction Documents by the Company have been duly and validly authorized by it.

4.	The Transaction Documents have been duly and validly executed and delivered by the Company in accordance with Ontario Law.

5.	The Notes have been duly authorized and issued by the Company.

E.	Qualifications

Our opinions expressed herein are subject to the following qualifications:

(a)	We express no opinion with respect to compliance with any tax laws.

(b)
As regards the resolutions referred to in paragraph 2 of this opinion letter, no opinion is expressed as to the impact of any future resolutions of the board of directors of the Company on those resolutions.

F.	Reliance

Our opinions herein are provided solely for the benefit of the addressees in connection with the transactions described herein. This opinion letter may not, without our prior written consent, be relied upon by anyone else (other than any addressee’s permitted successor or assign where such reliance is actual and reasonable under the circumstances) or used for any other purpose or disclosed, except:

(a)
to the addressee’s auditors and lawyers and in the ordinary course of the addressee’s business on the basis that the persons to whom this opinion letter is disclosed may not rely on it and may not disclose it to any other person;

(b)	in response to any subpoena or other legal power of any court or at the request of any governmental agency (including, for certainty, any regulator);

(c)	in connection with any legal action or litigation or proposed legal action or litigation to which the addressee is a party arising in relation to relevant documents; or

(d)	if required by any law or regulation.

This consent is expressly limited to any such disclosure and is not a consent to any other matter and is not an acknowledgment of any liability by us to any person to whom disclosure is made.

The opinions expressed herein are based upon law in effect at the date hereof and we disclaim any obligation or undertaking to advise the addressees (or any permitted successor or assign) of any change in law or in facts affecting or bearing on the opinions rendered herein occurring after the date of this opinion letter which may come or be brought to our attention or to update this opinion letter due to such changes in law or fact.

Yours truly,

/s/ Fasken Martineau DuMoulin LLP